SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

dated as of

March 30, 2015,

among

DENNY’S, INC.,

DENNY’S REALTY, LLC,

DENNY’S CORPORATION,

DFO, LLC,

the other Subsidiaries of Parent from time to time party hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

Table of Contents
Page

ARTICLE I Definitions	2

Section 1.01	Credit Agreement. 2

Section 1.02	Other Defined Terms. 2

ARTICLE II Guarantee	6

Section 2.01	Guarantee. 6

Section 2.02	Guarantee of Payment. 6

Section 2.03	No Limitations, Etc. 6

Section 2.04	Reinstatement. 8

Section 2.05	Agreement To Pay; Subrogation. 8

Section 2.06	Information. 8

Section 2.08	Keepwell. 9

ARTICLE III Pledge of Securities	9

Section 3.01	Pledge. 9

Section 3.02	Delivery of the Pledged Collateral. 10

Section 3.03	Representations, Warranties and Covenants. 10

Section 3.04	Certification of Limited Liability Company and Limited Partnership Interests. 11

Section 3.05	Registration in Nominee Name; Denominations. 11

Section 3.06	Voting Rights; Dividends and Interest, etc. 12

ARTICLE IV Security Interests in Personal Property	13

Section 4.01	Security Interest. 13

Section 4.02	Representations and Warranties. 15

Section 4.03	Covenants. 16

Section 4.04	Other Actions. 20

Section 4.05	Covenants Regarding Patent, Trademark and Copyright Collateral. 22

ARTICLE V Remedies	24

Section 5.01	Remedies Upon Default. 24

Section 5.02	Application of Proceeds. 26

Section 5.03	Grant of License to Use Intellectual Property. 26

Section 5.04	Securities Act, etc. 26

ARTICLE VI Indemnity, Subrogation and Subordination	27

Section 6.01	Indemnity and Subrogation. 27

Section 6.02	Contribution and Subrogation. 27

Section 6.03	Subordination. 28

ARTICLE VII Miscellaneous	28

Section 7.01	Notices. 28

Section 7.02	Security Interest Absolute. 28

Section 7.03	Survival of Agreement. 28

Section 7.04	Binding Effect; Several Agreement. 29

Section 7.05	Successors and Assigns. 29

Section 7.06	Administrative Agent’s Fees and Expenses; Indemnification. 29

Section 7.07	Administrative Agent Appointed Attorney-in-Fact. 30

Section 7.08	GOVERNING LAW. 30

Section 7.09	Waivers; Amendment. 31

Section 7.10	WAIVER OF JURY TRIAL. 31

Section 7.11	Severability. 31

Section 7.12	Counterparts. 32

Section 7.13	Headings. 32

Section 7.14	Jurisdiction; Consent to Service of Process. 32

Section 7.15	Termination or Release. 33

Section 7.16	Additional Subsidiaries. 33

Section 7.17	Right of Setoff. 33

Section 7.18	Amendment and Restatement. 34

Schedules

Schedule I    Subsidiary Loan Parties
Schedule II    Pledged Equity Securities; Pledged Debt Securities
Schedule III    Intellectual Property
Schedule IV    Insurance Requirements

Exhibits

Exhibit I    Form of Supplement to the Guarantee and Collateral Agreement
Exhibit II    Form of Perfection Certificate

SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated as of March 30, 2015 (this “Agreement”), by and among Denny’s, Inc., a Florida corporation (the “Borrower”), Denny’s Corporation, a Delaware corporation (“Parent”), DFO, LLC, a Delaware limited liability company (“DFO”), Denny’s Realty, LLC, a Delaware limited liability company (“Denny’s Realty”), each other Subsidiary of Parent from time to time party hereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent (in such capacities under any of the Loan Documents (as defined in the Credit Agreement referred to below), the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
WHEREAS, the Borrower, Parent, certain subsidiaries of the Parent party thereto, the lenders from time to time party thereto and Wells Fargo, as Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 24, 2013 (as amended prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the lenders thereto have, subject to the terms and conditions set forth therein, made loans and otherwise extended credit to Borrower;
WHEREAS, the Borrower, Parent, certain subsidiaries of the Parent party thereto and the Administrative Agent entered into that certain Amended and Restated Guarantee and Collateral Agreement, dated as of April 24, 2013 (as amended prior to the date hereof, the “Existing Guarantee and Collateral Agreement”);
WHEREAS, as of the date hereof, the Existing Credit Agreement is being amended and restated in its entirety pursuant to the terms and conditions set forth in the Second Amended and Restated Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Borrower, Parent, DFO, Denny’s Realty, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent;
WHEREAS, the obligations of the Lenders, the Administrative Agent and the L/C Issuer to enter into the Credit Agreement and to extend credit to the Borrower thereunder are conditioned upon, among other things, the Borrower, Parent, DFO, Denny’s Realty and the Administrative Agent entering into a Second Amended and Restated Guarantee and Collateral Agreement in the form of this Agreement and the execution and delivery of this Agreement by the parties hereto;
WHEREAS, Parent, DFO and Denny’s Realty are affiliates of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders, the Administrative Agent and the L/C Issuer to extend such credit; and
WHEREAS, each Grantor wishes to (a) grant a security interest in all of its “Article 9 Collateral” (as defined herein) in favor of the Administrative Agent, as collateral agent, for the benefit of the “Secured Parties” (as defined herein), (b) pledge and assign, and grant a security interest in, all of its “Pledged Collateral” (as defined herein) to the Administrative Agent, as collateral agent, for the benefit of the Secured Parties and (c) guarantee to the Administrative Agent, as collateral agent, for the benefit of the Secured Parties, the payment and performance of the “Obligations” (as defined herein), in each case, as herein provided.
NOW THEREFORE, in consideration of the mutual covenants and agreement herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

Definitions

Section 1.01    Credit Agreement.. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b)    The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02    Other Defined Terms.. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
“Administrative Agent” has the meaning assigned to such term in the preamble of this Agreement.
“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.
“Borrower” has the meaning assigned to such term in the preamble of this Agreement.
“Claiming Guarantor” has the meaning assigned to such term in Section 6.02.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Contributing Guarantor” has the meaning assigned to such term in Section 6.02.
“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Deposit Account Bank” has the meaning assigned to such term in Section 4.04(b).
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature and rights, warrants or options to acquire any of the foregoing.
“Excluded Swap Obligation” means, with respect to any Subsidiary Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Loan Party of, or the grant under a Loan Document by such Subsidiary Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Subsidiary Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 2.07 and any and all guarantees of such Subsidiary Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Subsidiary Loan Party, or grant by such Subsidiary Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest becomes illegal.
“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.
“General Intangibles” means all “general intangibles” as defined in the New York UCC, including payment intangibles, all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts, franchise agreements and other agreements) and rights to payment, Intellectual Property, software, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.
“Grantors” means Parent, the Borrower and the Subsidiary Loan Parties.
“Guarantors” means Parent, the Borrower and the Subsidiary Loan Parties.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know‑how, show‑how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, financial asset, commodity contract or commodity account.
“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, other than those license or sublicense agreements (a) in existence on the date hereof and (b) entered into after the date hereof, in each case that by their terms prohibit a grant of a security interest by such Grantor as licensee thereunder; provided that (i) in the case of clause (b), such Grantor has used commercially reasonable efforts to prevent the inclusion of such a prohibition over such license or sublicense and (ii) in the case of any licenses or sublicenses excluded pursuant to clauses (a) and (b), such licenses or sublicenses, individually or in the aggregate, are not material to the business of such Grantor. For the avoidance of doubt, any money or property received in respect of any license that is not a License shall not be excluded from the Collateral solely as a result of the exclusion of such license from the Collateral.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” means all “Obligations” as defined in the Credit Agreement and includes, without limitation, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest and fees thereon and obligations to provide cash collateral in respect of such Letters of Credit, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents and (d) the due and punctual payment and performance of all the obligations of the Borrower and each other Loan Party under or pursuant to any Secured Cash Management Agreement or Secured Hedge Agreement; provided, that with respect to a Subsidiary Loan Party,

“Obligations” shall exclude any Excluded Swap Obligations with respect to such Subsidiary Loan Party.
“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III; and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the Loan Parties.
“Pledged Collateral” has the meaning assigned to such term in Section 3.01.
“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.
“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Pledged Stock” has the meaning assigned to such term in Section 3.01.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the Guarantee under Section 2.01 or the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Security Interest” has the meaning assigned to such term in Section 4.01.
“Subsidiary Loan Parties” means DFO, Denny’s Realty and each other Subsidiary of Parent from time to time party hereto.
“Swap Obligations” means, with respect to any Subsidiary Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III; (b) all goodwill associated therewith or symbolized thereby; and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
“USCO” means the United States Copyright Office and any successor agency.
“USPTO” means the United States Patent and Trademark Office and any successor agency.
ARTICLE II

Guarantee

Section 2.01    Guarantee.. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, to the Administrative Agent, for the benefit of the Secured Parties, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02    Guarantee of Payment.. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.

Section 2.03    No Limitations, Etc.. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the failure to perfect any security interest in, or the release of, any security held by the Administrative Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or (vi) any law or regulation of any jurisdiction or any other event affecting any term of a guaranteed obligation. Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder. Anything contained in this Article II to the contrary notwithstanding, the obligations of any Guarantor under this Article II at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Article II subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

(b)    (i)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent may, at its election, foreclose on any security held by it by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to the Administrative Agent against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

(ii)    Each Guarantor waives any right it may have to require the Administrative Agent or the Lenders to proceed against the Borrower or any other Guarantor, proceed against or exhaust any security held from the Borrower or any other Guarantor, or pursue any other remedy in their respective power to pursue, as well as any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of the Borrower.

(c)    Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, any defense which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, including, without limitation, any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor, any right to require the marshalling of assets of the Borrower, any other Guarantor or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Administrative Agent or any other Secured Party from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Administrative Agent’s or other Secured Party’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any other Secured Party. Each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

Section 2.04    Reinstatement.. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

Section 2.05    Agreement To Pay; Subrogation.. 99In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06    Information.. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07    Keepwell.. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under the Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article II voidable under Debtor Relief Laws, and not for any greater amount). Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each other Guarantor for all purposes of the Commodity Exchange Act.

ARTICLE III

Pledge of Securities

Section 3.01    Pledge.. Each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a) all shares of capital stock and other Equity Interests owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, or (ii) to the extent applicable law requires that a subsidiary of such Grantor issue directors’ qualifying shares, such qualifying shares; (b)(i) all debt securities owned by it (including those listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 3.01; (d) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above and the property referred to in clause (c) above; (e) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.02    Delivery of the Pledged Collateral..

(a)Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent certificates, instruments and other documents representing or evidencing any Pledged Securities having a value in excess of $250,000.

(b)Each Grantor will cause any Indebtedness for borrowed money (other than trade debt incurred in the ordinary course of business) owed to such Grantor by any Person in excess of $250,000 in principal amount to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.

(c)Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request to perfect its security interest therein and (ii) all other property composing part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request to perfect its security interest therein. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03    Representations, Warranties and Covenants.. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a)Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged by the terms of this Agreement;

(b)the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and non-assessable, (ii) in the case of Pledged Debt Securities, other than Pledged Debt Securities issued by a Loan Party or any other Subsidiary, to the knowledge of the Grantor pledging any such Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof and (iii) in the case of Pledged Debt Securities issued by a Loan Party or any other Subsidiary, are legal, valid and binding obligations of the issuer thereof;

(c)each Grantor is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct, beneficial and record owner of the Pledged Securities listed on Schedule II as owned by such Grantor and each Grantor (i)

holds the Pledged Securities free and clear of all Liens, other than Liens created by this Agreement and Permitted Liens, (ii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on the Pledged Collateral, other than Liens created by this Agreement and Permitted Liens and (iii) will defend its title to or interest in the Pledged Collateral against any and all Liens (other than Liens created by this Agreement and Permitted Liens), however arising, of all Persons;

(d)except for restrictions and limitations imposed by the Loan Documents, the Pledged Collateral is and will continue to be freely transferable and assignable (subject to restrictions imposed under applicable law), and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e)each Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary for the pledge effected hereby to be valid (other than such as have been obtained and are in full force and effect);

(g)by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h)the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

Section 3.04    Certification of Limited Liability Company and Limited Partnership Interests.. Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

Section 3.05    Registration in Nominee Name; Denominations.. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. Upon Administrative Agent’s request, each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Administrative

Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

Section 3.06    Voting Rights; Dividends and Interest, etc.. (a) Unless and until an Event of Default shall have occurred and be continuing:

(i)Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities, the rights and remedies of any of the Administrative Agent or any other Secured Party under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Administrative Agent or any other Secured Parties to exercise the same.

(ii)Subject to paragraphs (b) and (c) of this Section 3.06, the Administrative Agent authorizes each Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

(iii)Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor shall be held in trust for the benefit of the Administrative Agent (and shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart) and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

(b)Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.

(c)Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the authorizations of the Administrative Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Administrative Agent shall have the right, from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, each Grantor will have the right to exercise the voting and consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

Security Interests in Personal Property

Section 4.01    Security Interest.. (a) Each Grantor, as security for the payment and performance in full of the Obligations, hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)all accounts (including accounts receivable and healthcare insurance receivables);

(ii)all chattel paper (whether tangible or electronic);

(iii)all cash, money and deposit accounts;

(iv)all documents (including electronic documents);

(v)all goods (including all equipment, fixtures and any accessions thereto);

(vi)all General Intangibles;

(vii)all instruments (including promissory notes);

(viii)all inventory;

(ix)all Investment Property;

(x)all insurance claims and proceeds;

(xi)all letter-of-credit rights;

(xii)all books and records pertaining to the Article 9 Collateral; and

(xiii)to the extent not otherwise included, all proceeds, supporting obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted to the Administrative Agent, including describing such property as “all assets” or “all property”. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
The Administrative Agent is further authorized to file with the United States Patent and Trademark Office and the United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c)The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

Section 4.02    Representations and Warranties.. The Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:

(a)Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect.

(b)The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have delivered by the Grantors to the Administrative Agent and such filings, recordings or registrations are consistent with the information provided to the Administrative Agent in the Perfection Certificate delivered in connection with this Agreement and are appropriate for filing in the applicable governmental, municipal or other office, and constitute all the filings, recordings and registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions. Each Grantor represents and warrants that no further or subsequent filing, re-filing, recording, re-recording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Grantor represents and warrants that a fully executed agreement in the form hereof or in a form reasonably satisfactory to the Administrative Agent containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to Patents registered with the USPTO (and Patents for which registration applications are pending with the USPTO), Trademarks registered with the USPTO (and Trademarks for which registration applications are pending with the USPTO) and Copyrights registered with the USCO (and Copyrights for which registration applications are pending with the USCO) has been delivered to the Administrative Agent for recording with the USPTO and USCO, as applicable, and otherwise as may be required pursuant to the laws of any other applicable jurisdiction and reasonably requested by the Administrative Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the

Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the USPTO and the USCO. Each Grantor represents and warrants that no further or subsequent filing, re-filing, recording, re-recording, registration or re-registration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c)The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the USPTO and the USCO, as applicable, and otherwise as may be required pursuant to the laws of any other applicable jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 7.01 of the Credit Agreement.

(d)The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e)None of the Grantors holds any commercial tort claim as of the Closing Date except as indicated on the Perfection Certificate.

(f)All accounts have been originated by the Grantors and all inventory has been acquired by the Grantors in the ordinary course of business.

Section 4.03    Covenants..

(a)Each Grantor agrees promptly to notify the Administrative Agent in writing of any change (i) in its corporate name, (ii) in the location of any office in which it maintains books or records relating to Article 9 Collateral owned by it or any office or facility at which Article 9 Collateral owned by it is located (including the establishment of any new such office or facility), (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in clauses (i), (iii) and (v) of the immediately preceding sentence. Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral. Each Grantor agrees promptly to notify the Administrative Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

(b)Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with reasonably prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail satisfactory to the Administrative Agent showing the identity, amount and location of any and all Article 9 Collateral.

(c)Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01(a) of the Credit Agreement, the Borrower shall deliver to the Administrative Agent a certificate executed by an officer of the Borrower (i) setting forth the information required pursuant to Schedule A2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.03(c) and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all re-filings, re-recordings and re-registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) of this Section 4.03(c) to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.03(c) shall identify in the format of Schedule III to this Agreement all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Administrative Agent.

(d)Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted to be prior to the Security Interest pursuant to Section 7.01 of the Credit Agreement.

(e)Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Administrative Agent of the specific identification of such Article 9 Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Article 9 Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Article 9 Collateral.
(f)The Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 6.10 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. Subject to Section 10.07 of the Credit Agreement, the Administrative Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(g)At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the

Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(g) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(h)If at any time any Grantor shall take a security interest in any property of an account debtor or any other Person to secure payment and performance of an account, such Grantor shall promptly assign such security interest to the Administrative Agent to the extent permitted by any contracts or arrangements to which such property is subject. Such assignment need not be filed in a public record unless such filing is necessary to continue the perfected status of the security interest against creditors of and transferees from the account debtor or other Person granting the security interest.

(i)Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(j)None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except that (i) inventory may be sold in the ordinary course of business and (ii) unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Administrative Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Administrative Agent subject to the Security Interest and shall act upon the instructions of the Administrative Agent without further consent from the Grantor, and that such warehouseman, bailee, agent or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise; provided that such written acknowledgment shall not be required until the fair market value of all Inventory in such possession or under such control exceeds $1,000,000 in aggregate amount.

(k)None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its past practices and in accordance with reasonably prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

(l)The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the goods, inventory and equipment in accordance with the requirements set forth in Schedule IV hereto and Section 6.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this Section 4.03(l), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

(m)Each Grantor shall maintain, in form and manner reasonably satisfactory to the Administrative Agent, its chattel paper and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such chattel paper has been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

Section 4.04    Other Actions.. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce the Administrative Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any tangible chattel paper having a value in excess of $250,000, such

Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b)Deposit Accounts.

i.Grantors will maintain cash management systems reasonably acceptable to the Administrative Agent (it being understood that the cash management system as in effect on the Closing Date is acceptable to the Administrative Agent).

ii.Each Grantor acknowledges and agrees that (x) the funds on deposit in the deposit accounts shall continue to be collateral security for all the Obligations and (y) upon the occurrence and during the continuance of an Event of Default, upon the election of the Administrative Agent, the funds on deposit in such deposit accounts shall be applied as provided in Section 5.02. Each Grantor irrevocably authorizes the Administrative Agent to (A) notify each bank with which such Grantor maintains such deposit accounts (each such bank a “Deposit Account Bank”) of the occurrence of an Event of Default and (B) following the occurrence of an Event of Default, at the election of the Administrative Agent, instruct each Deposit Account Bank to apply the funds on deposit in such deposit account in accordance with Section 5.02. Each Grantor hereby agrees to irrevocably direct each Deposit Account Bank to comply with the instructions of the Administrative Agent with respect to the relevant deposit account without further consent from the Grantor or any other Person. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such instructions or directions and shall not withhold its consent to any withdrawal or other action by any Grantor with respect thereto, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or action, would occur.

(c)Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated security having a value in excess of $250,000 such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such instructions or directions to any such issuer and shall not withhold its consent to the exercise of any withdrawal (with respect to any investment accounts, if any) or dealing rights by any

Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur.

(d)Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record” having a value in excess of $250,000, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(e)Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit having a stated amount in excess of $250,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(f)Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $1,000,000, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Administrative Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.05    Covenants Regarding Patent, Trademark and Copyright Collateral..

(a)Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights.

(c)Each Grantor (either itself or through its licensees or its sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)Each Grantor shall notify the Administrative Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of such Grantor’s business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO, USCO or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same or its right to keep and maintain the same.

(e)In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent or for the registration of any Trademark or Copyright with the USPTO, the USCO or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent thereof, and, upon the request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the USPTO, the USCO or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of such Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a material Patent, Trademark or Copyright has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Administrative Agent and shall, if consistent with good business judgment and if it is reasonably determined by the Grantor that there is a potential risk of material damage to the Patent, Trademark or Copyright, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h)Upon and during the continuance of an Event of Default, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

ARTICLE V

Remedies

Section 5.01    Remedies Upon Default.. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained); and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the

Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale of Collateral the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9‑610(b) of the New York UCC or its equivalent in other jurisdictions.
Section 5.02    Application of Proceeds.. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, that it has obtained as provided in Section 8.03 of the Credit Agreement. The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03    Grant of License to Use Intellectual Property.. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent and, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

Section 5.04    Securities Act, etc.. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged

Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

Section 6.01    Indemnity and Subrogation.. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value (as reasonably determined by the Borrower) of the assets so sold.

Section 6.02    Contribution and Subrogation.. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Loan Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

Section 6.03    Subordination..

(a)Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b)Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous
Section 7.01    Notices.. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 10.02 of the Credit Agreement.

Section 7.02    Security Interest Absolute.. All rights of the Administrative Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (d) any law or regulation of any jurisdiction or any other event affecting any term of a guaranteed obligation or (e) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

Section 7.03    Survival of Agreement.. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender or L/C Issuer may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

Section 7.04    Binding Effect; Several Agreement.. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 7.05    Successors and Assigns.. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. No Guarantor or Grantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 7.06    Administrative Agent’s Fees and Expenses; Indemnification..

(a)The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b)Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.04 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

Section 7.07    Administrative Agent Appointed Attorney-in-Fact.. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor: (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08    GOVERNING LAW.. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW

PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

Section 7.09    Waivers; Amendment..

(a)No failure or delay by the Administrative Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any other Secured Party may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.03 of the Credit Agreement.

Section 7.10    WAIVER OF JURY TRIAL.. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.11    Severability.. If any provision of this Agreement is held to be invalid, illegal or unenforceable (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.12    Counterparts.. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

Section 7.13    Headings.. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14    Jurisdiction; Consent to Service of Process..

(a)Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or Guarantor, or its properties, in the courts of any jurisdiction.

(b)Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

Section 7.15    Termination or Release..

(a)This Agreement, the guarantees and undertakings made herein, the Security Interest and all other security interests granted hereby shall terminate when the Obligations have been indefeasibly paid in full and the Aggregate Commitments have been terminated, the LC Obligations have been reduced to zero or Cash Collateralized in a manner acceptable to the Administrative Agent and the L/C Issuer and the L/C Issuer has no further obligations to issue Letters of Credit under the Credit Agreement.

(b)A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c)Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Grantor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released; provided that the Proceeds resulting from such sale or other transfer shall not be released and shall be included in the Collateral.

(d)In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this section, the Administrative Agent shall execute and deliver to any Grantor at such Grantor’s expense all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this section shall be without recourse to or warranty by the Administrative Agent.

Section 7.16    Additional Subsidiaries.. Pursuant to Section 6.12 of the Credit Agreement, each Subsidiary of a Loan Party that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into this Agreement upon becoming such a Subsidiary. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a party hereto with the same force and effect as if originally named as a party hereto. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 7.17    Right of Setoff.. Subject to Section 10.08 of the Credit Agreement, if an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement and although such obligations may be contingent or unmatured.

Section 7.18    Amendment and Restatement.. This Agreement amends, restates, supersedes, and replaces in its entirety the Existing Guarantee and Collateral Agreement. Nothing contained herein shall be construed as a novation of the obligations outstanding under the Existing Guarantee and Collateral Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
DENNY’S, INC.
By:    /s/ Ross Nell
Name:    Ross Nell
Title:    Vice President, Tax and Treasurer

DENNY’S REALTY, LLC
By:    DFO, LLC, its Sole Member

By:    Denny’s, Inc., its Sole Member

By:    /s/ Ross Nell
Name:    Ross Nell
Title:    Vice President, Tax and Treasurer
DENNY’S CORPORATION
By:    /s/ Ross Nell
Name:    Ross Nell
Title:    Vice President, Tax and Treasurer
DFO, LLC
By:    Denny’s, Inc., its Sole Member

By:    /s/ Ross Nell
Name:    Ross Nell
Title:    Vice President, Tax and Treasurer

DENNY’S, INC.
SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent,

By:     /s/ Stephen A. Leon
Name:     Stephen A. Leon
Title:    Managing Director

DENNY’S, INC.
SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT

CHAR1\1399107v3
Schedule I to
the Guarantee and
Collateral Agreement

Subsidiary Loan Parties

Subsidiary of Denny’s Corporation	Jurisdiction of Incorp/ Formation	Number of Shares of Capital Stock	Number and Percentage of Outstanding Shares	Shares Certificated?
Denny’s, Inc.	Florida	10,000	100%	yes

Subsidiary of Denny’s, Inc.	Jurisdiction of Incorp/ Formation	Number of Shares of Capital Stock	Number and Percentage of Outstanding Shares	Shares Certificated?
DFO, LLC	Delaware	0	0	Yes
La Mirada Enterprises #1, LLC	Texas	0	0	yes

Subsidiary of DFO, LLC	Jurisdiction of Incorp/ Formation	Number of Shares of Capital Stock	Number and Percentage of Outstanding Shares	Shares Certificated?
Denny’s Realty, LLC	Delaware	0	0	yes

These LLCs are Member managed

CHAR1\1399107v3

DENNY’S, INC.
SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT

Schedule II to
the Guarantee and
Collateral Agreement

EQUITY INTERESTS

Name	State of Incorporation	Owner / % of Ownership Interest
Denny’s, Inc.	Florida	Denny’s Corporation / 100%
La Mirada Enterprises #1, LLC	Texas	Denny’s, Inc. / 100%
DFO, LLC	Delaware	Denny’s, Inc. / 100%
Denny’s Realty, LLC	Delaware	DFO, LLC / 100%
Dennyven#1		Denny’s Corporation, General Partner, Partnership Interest at 50%
K-II Telecommunications		Denny’s Corporation, General Partner, Partnership Interest at 3.51%
New York Equity Fund 1988 L.P.		Denny’s Corporation, Limited Partner, Partnership Interest at 2.20%

DEBT SECURITIES

Denny's, Inc. Notes Receivable Reserve Analysis 02/25/15
Unit	Payee	Type	Interest	Note	Interest	Note	Maturity	Note	Payment
			Rate	Balance	Balance	Date	Date	Payment	Frequency

8159	Wilensky	Franchisee	5%	272,939.35	0	5/14/2013	12/24/2013	0	Pmt not yet received(Fully Reserved)

CHAR1\1399107v3

Schedule III to
Guarantee and
Collateral Agreement

OWNED COPYRIGHTS

Registered Owner	Copyright	Registration Number	Date
DFO, LLC	Nanerpus 3D with strings	VAu 985-935	April 14, 2009
DFO, LLC	Nanerpus 3D no strings	VAu 995-852	July 22, 2009

CHAR1\1399107v3

Schedule III
to Guarantee and
Collateral Agreement

OWNED PATENTS
None.

CHAR1\1399107v3
CHAR1\1399107v3

Schedule III
to Guarantee and
Collateral Agreement

OWNED TRADEMARK/TRADE NAMES
U.S. Trademarks

Domestic Mark	Reg./Serial #	Reg./Filing Date
$2 $4 $6 $8	3,964,768	24-May-11
$2 $4 $6 $8 VALUE MENU	3,972,843	7-Jun-11
ALL-AMERICAN SLAM	1,950,994	23-Jan-96
ALLNIGHTER	3,974,615	7-Jun-11
AMERICA'S DINER IS ALWAYS OPEN	4,129,406	17-Apr-12
DANNY'S DONUTS	3,768,961	30-Mar-10
THE DEN	4,654,346	9-Dec-14
DENNY'S (stylized)	862,087	17-Dec-68
DENNY'S (stylized)	866,599	11-Mar-69
DENNY'S (stylized)	1,903,868	4-Jul-95
DENNY'S (word mark)	736,161	14-Aug-62
DENNY'S (word mark)	740,359	6-Nov-62
DENNY'S (word mark)	1,053,390	23-Nov-76
DENNY'S CLASSIC DINER and Design (blue circle)	2,512,281	27-Nov-01
DENNY'S CLASSIC DINER and Design with neon	2,469,928	17-Jul-01
DENNY'S CLASSIC DINER and Design with tubes	2,469,927	17-Jul-01
DENNY'S DINER 2000 and Design	2,372,959	1-Aug-00
Denny's Diner 2000 and Design	2,377,637	15-Aug-00
DENNY'S DINER 2000 w/o "Diner"	2,653,324	26-Nov-02
DENNY'S FRESH EXPRESS (word)	3,498,403	9-Sep-08
DENNY'S within a French Diamond	1,720,986	29-Sep-92
DENNY'S within a French Diamond	1,886,750	28-Mar-95
DENNY'S within a French Diamond	2,320,275	22-Feb-00
FIT FARE (word mark)	1,996,275	20-Aug-96
FIT FARE (word mark)	3,381,648	12-Feb-08
French Diamond design	2,761,133	9-Sep-03
GRAND SLAM	1,813,884	28-Dec-93
GRAND SLAM	4,104,436	28-Feb-12
GRAND SLAM BREAKFAST	1,277,223	8-May-84
GRAND SLAM SLUGGER	3,857,076	5-Oct-10
HEARTLAND SCRAMBLE	3,086,695	25-Apr-06
DENNY'S HUNGRY FOR EDUCATION	4,483,892	18-Feb-14
JR. GRAND SLAM	1,270,950	20-Mar-84
MOONS OVER MY HAMMY	1,946,766	9-Jan-96
NANERPUS (design mark)	3,800,808	8-Jun-10
NANERPUS (word mark)	3,711,864	17-Nov-09

PANCAKE PUPPIES	3,707,894	10-Nov-09
RIGHT ON THE MONEY	3,856,292	5-Oct-10
SENIOR BELGIAN WAFFLE SLAM	1,757,060	03/09/1993
SIEMPRE ABIERTOS, SIEMPRE A GUSTO	4,034,282	4-Oct-11
SLAM	2,592,374	9-Jul-02
SLAMWICH	2,805,903	13-Jan-04
SOUTHERN SLAM	1,743,375	29-Dec-92
SUPER BIRD	1,378,319	14-Jan-86
SUPER SLAM	1,944,101	26-Dec-95
ULTIMATE OMELETTE	1,645,411	21-May-91
WAFFELINI	3,904,258	11-Jan-11
WELCOME TO AMERICA'S DINER	4,592,498	26-Aug-14

Pending U.S. Trademark Applications

None

Foreign Trademarks

International Mark	Country	App. #/Filing Date	Reg. #/Date
DENNY'S	Aruba	01/07/2013 130107.13	22933 05/28/2004
DENNY'S and design	Aruba	120405.23 04/05/2012	30248 06/14/2012
GRAND SLAM	Aruba	120405.25 04/05/2012	30250 06/14/2012
SUPER BIRD	Aruba	130426.29 04/26/2013	31191 07/03/2013
SLAM	Aruba	120405.24 04/05/2012	30249 06/14/2012
SLAMWICH	Aruba	130426.28 04/26/2013	31190 07/03/2013
DENNY'S (word mark)	Australia	714,263 07/31/96	714263 10/07/97
SUPER BIRD	Australia	A454717A	A454717 10/11/86
DELY	Austria		100,159 07/21/82
DENNY'S	Bahamas	24,762 3/28/2002	24,762 03/28/2002
DENNY'S and design	Bahamas	34,060 10/18/2010
GRAND SLAM	Bahamas	34,058 10/18/2010
SLAM	Bahamas	34,059 10/18/2010
SLAMWICH	Bahamas	34,061 10/18/2010
SUPER BIRD	Bahamas	34,057 10/18/2010
DENNY'S	Bahrain
DENNY'S and design	Bahrain	SM90409 01/23/2012	SM90409 09/08/2013
DENNY'S	Barbados	81/025148	81/25148 7/18/2013
ALL AMERICAN SLAM	Belize	31-Jan-08	5145.08 01/31/2008
DENNY'S (word mark)	Belize	31-Jan-08	5416.08 01/31/2008
DENNY'S and design	Belize	31-Jan-08	5147.08 01/31/2008
FIT FARE	Belize	31-Jan-08	5148.08 01/31/2008
French Diamond design	Belize	31-Jan-08	5149.08 01/31/2008
GRAND SLAM	Belize	31-Jan-08	5150.08 01/31/2008
GRAND SLAM SLUGGER	Belize	31-Jan-08	5151.08 01/31/2008
MOONS OVER MY HAMMY	Belize	31-Jan-08	5152.08 01/31/2008
SLAM	Belize	31-Jan-08	5153.08 01/31/2008
SLIM SLAM	Belize	31-Jan-08	5154.08 01/31/2008
SUPER BIRD	Belize	31-Jan-08	5155.08 03/31/2008
DENNY'S	Benelux		175818 05/12/70
DENNY'S	Bolivia	1830 09/07/94	C-64209 09/07/1994
DENNY'S	Bolivia	SM-1071-07 3/23/2007

DENNY'S and design	Brazil	902918729 9/1/2010	902918729 1/09/2010
DENNY'S	Brazil	813.342.961 02/26/87	813.342.961 12/01/92
ALL-AMERICAN SLAM	Canada	Serial No. 1,341,036	TMA746,419 08/27/2009
Denny's and (maple leaf) Design (in B&W) (old)	Canada	Serial No. 1,142,698	TMA601,698 02/09/2004
Denny's and (maple leaf) Design (in color) (old)	Canada	Serial No. 1,129,676	598001 12-18-2003
Denny's and (French Diamond) Design (in color) (new)	Canada	Serial No. 1,122,162	TMA601,581 02/06/2004
Denny's and (French Diamond) Design (in B&W) (new)	Canada	Serial No. 1,122,165	TMA601,912 02/11/2004
Denny's and (Maple Leaf) Design (in B&W) (new)	Canada	Serial No. 1,122,164	TMA601,728 02/10/2004
Denny's and (Maple Leaf) Design (in color) (new)	Canada	Serial No. 1,122,166	TMA601,580 02/06/2004
DENNY'S	Canada	321494 04/12/1969	TMA169,549 06/05/70
DENNY'S and design (cartoon)	Canada	321,495	TMA169,550 06/05/70
FIT FARE	Canada	Serial No. 1,341,035 03/27/07	TMA706,260 02/01/08
French Diamond design	Canada	Serial No. 1,341,024 03/27/2007	TMA710,297 03/27/2008
MOONS OVER MY HAMMY	Canada	Serial No. 1,341,029 3/27/2007	TMA714,986 05/23/2008
SLAM	Canada	TMA750,793	10/22/2009
SLIM SLAM	Canada	Serial No. 1,341,027	TMA708,640 02/29/2008
SUPER BIRD	Canada	687,647 08/14/91	TMA404,315 10/30/92
SUPER SLAM	Canada	1,135,704 04/05/02	TMA569,070 10/18/02
THE ULTIMATE OMLETTE	Canada	687,649 08/14/91	TMA404,316 10/30/92
Denny's, Inc.	Chile	3677 06/03/82	395,511 12/02/82 653.999 01/08/03 07/03/2013 1014879 01/08/2013
DENNY'S	Chile	933.835 02/15/2012
DENNY'S and design	Chile		975929 12/3/2012
French Diamond design	Chile		975927 12/3/2012
GRAND SLAM	Chile		1057041 11/19/2013
SLAM	Chile	1015958
SLAM	Chile	1015958
SUPER BIRD	Chile	1015959	5/10/2013
DENNY'S and design - old Eldoon Mark	China		222322
DENNY'S in Chinese characters - old Eldoon Mark	China		222321
DENNY'S in Chinese characters plus DENNY'S - old Eldoon mark	China		1726785
DENNY'S in Chinese characters plus DENNY'S (design) - old Eldoon mark	China		1726788
Denny's In Chinese Characters	China	93094339 09/30/93	777369 02/06/95
Denny's Stylized	China		180767 07/05/83

Denny's Stylized	China		180766 07/05/83
DENNY'S	China	8626860 8/31/2010
DENNY'S	China	8626970 8/31/2010
DENNY'S	China	8627058 8/31/2010
DENNY'S	China	8627082 8/31/2010
DENNY'S	China	8627115 8/31/2010
DENNY'S	China	8627136 8/31/2010
DENNY'S in French diamond	China	G1050242
"Dan Ni Shi" DENNY'S In Chinese Characters (word mark)	China	8629223 9/1/2010
"Dan Ni Shi" DENNY'S In Chinese Characters (word mark)	China	8629432 9/1/2010
"Dan Ni Shi" DENNY'S In Chinese Characters (word mark)	China	8629472 9/1/2010
"Dan Ni Shi" DENNY'S In Chinese Characters (word mark)	China	8629497 9/1/2010
"Dan Ni Shi" DENNY'S In Chinese Characters (word mark)	China	8629513 9/1/2010
"Dan Ni Shi" DENNY'S In Chinese Characters (word mark)	China	8629538 9/1/2010
"Dan Ni Shi" DENNY'S In Chinese Characters (word mark)	China	8629610 9/1/2010
"Dan Ni Shi" DENNY'S In Chinese Characters (B&W French diamond logo)	China	9889624 8/25/2011
"Dan Ni Shi" DENNY'S In Chinese Characters (B&W French diamond logo)	China	9889623 8/25/2011
"Dan Ni Shi" DENNY'S In Chinese Characters (B&W French diamond logo)	China	9889622 8/25/2011
"Dan Ni Shi" DENNY'S In Chinese Characters (B&W French diamond logo)	China	9889621 8/25/2011
Denny's	Colombia	275278 08/28/87
Denny's	Columbia	275279 01/01/92

Denny's
Community Trademark (Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden, United Kingdom, Cyprus, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia, Slovenia)
00789709 07/26/2002
ALL-AMERICAN SLAM	Costa Rica	4/10/2007	173724 04/28/2008
DENNY'S	Costa Rica		68.227 10/26/87
DENNY'S (stylized)	Costa Rica		113265 04/19/1999
DENNY'S (stylized in a French diamond)	Costa Rica		113266 04/19/1999
DENNY'S logo	Costa Rica	4/10/2007	173987 04/29/2008
FIT FARE	Costa Rica	4/10/2007	6/24/2008
French Diamond design	Costa Rica	4/10/2007
GRAND SLAM	Costa Rica	4/10/2007	173739 04/28/2008
GRAND SLAM SLUGGER	Costa Rica	4/10/2007	173736 04/28/2008
MOONS OVER MY HAMMY	Costa Rica	4/10/2007	173759 04/28/2008
SLAM	Costa Rica	4/10/2007	173734 04/28/2008
SLIM SLAM	Costa Rica	4/10/2007	173722 04/28/2008
SUPER BIRD	Costa Rica	4/10/2007	173785 04/28/2008
SUPER SCRAMBLES	Costa Rica	4/10/2007	173725 04/28/2008
ULTIMATE OMELETTE	Costa Rica	4/10/2007	180973 October 17, 2008
SLAM	Curacao		15918
GRAND SLAM	Curacao		15917
Denny's	Denmark	27-Jan-87	VR 01.493198 04/04/87
Denny's	Denmark	27-Jan-87	1493/1987 04/24/87
DENNY'S	Dominican Rep	190408 06/26/2011	190408 09/30/2011
DENNY'S and design	Dominican Rep	189950 06/28/2011	189950 09/15/2011
Denny's and French Diamond Design	Dominican Rep.	24-Apr-95	64633
Denny's and French Diamond Design	Dominican Rep.	23,739 04/24/95	78,566 07/15/95
FIT FARE	Dominican Rep.	9/22/2011	192152 01/02/2012
GRAND SLAM	Dominican Rep.	9/22/2011	192199 01/02/20121

MOONS OVER MY HAMMY	Dominican Rep.	9/22/2011	192310 01/02/2012
SLAM	Dominican Rep.	9/22/2011	192365 01/02/2012
SLAMWICH	Dominican Rep.	9/22/2011	192311 01/02/2012
SUPER BIRD	Dominican Rep.	9/22/2011	192314 01/02/2012
ULTIMATE OMELETTE	Dominican Rep.	9/22/2011	199967 12/18/2012
DENNY'S	Ecuador	8,388 09/18/95	793/95 09/18/95
DENNY'S	Ecuador	151.200 11/24/2004	1194-05 09/21/2005
DENNY'S	Egypt	234192	234192 09/18/2012
DENNY'S and design	Egypt	270176 01/31/2012	270176 03/13/2014
DENNY'S in Arabic and design	Egypt	305974 08/13/2014
DENNY'S and design in English and Arabic	Egypt	305975 08/13/2014
GRAND SLAM	Egypt	270174	270174 08/27/2013
DENNY'S	El Salvador	3466/94 09/20/94	171 Book 165
DENNY'S and design	El Salvador		No. 160 book 188 pages 327328 02/10/2005
DENNY'S	El Salvador	20070092893 5/7/07	54 Book 91 09/03/2007
DENNY'S and design (logo)	El Salvador	2007009284 5/7/07	84 Book 91 09/04/2007
French Diamond design	El Salvador	20070092900 5/7/07	86 Book 91 09/04/2007
MOONS OVER MY HAMMY	El Salvador	20070092905 5/7/2007	35 Book 91 09/03/2007
SLIM SLAM	El Salvador	20070092898	43 Book 113 09/19/2008
SUPER BIRD	El Salvador	20070092896 5/7/2007	36 Book 91 09/03/2007
SUPER SCRAMBLES	El Salvador	20070092895 5/7/2007	52 Book 91 09/03/2007
ULTIMATE OMELETTE	El Salvador	20070092892 5/7/2007	66 Book 98 01/04/2008
Denny's	Fed. Republic of Germany		1043588 06/06/89
Denny's	Fed. Republic of Germany		923334 01/20/80
Denny's and French Diamond Design	Finland	1255/95 02/17/95	203660 12/31/96
Denny's within a French Diamond	France	93/478.461 07/29/93	93478461 01/14/94
Denny's & Device	France	958,088 09/30/88	1491529 09/30/88
ALL-AMERICAN SLAM	Guatemala	2007-3439 8/5/2007	186087 11/5/2012
DENNY'S and design	Guatemala	064909 5/4/2007	165,381 Page 252 volume 409 08/26/2009
DENNY'S	Guatemala		112566 03/09/2001
DENNY'S	Guatemala	M-7590-2002	123365 04/14/03
FIT FARE	Guatemala	067805 5/4/2007	163,022 page 292 volume 401 04/29/2009
French Diamond design	Guatemala	2007-3440 09/03/2008	177,465 page 36 vol 450 08/05/2011
GRAND SLAM	Guatemala	2007-3442 8/5/07

GRAND SLAM SLUGGER	Guatemala	2007-3443 8/5/2007
MOONS OVER MY HAMMY	Guatemala	2007-3432 08/05/2007	186086 11/5/2012
SLAM	Guatemala	2007-3433 08/05/2007	177,454 page 25 vol 450 08/05/2011
SLAM	Guatemala	2007-3434 08/05/2007	177,401 page 272 volu 449 08/03/2011
SLIM SLAM	Guatemala	2007-3435 08/05/2007	177,339 page 270 vol 449 8/3/2011
SUPER BIRD	Guatemala	064905 05/04/07	163,085 pg 55 vol 402 May 4, 2009
SUPER SCRAMBLES	Guatemala	2007-3438 08/05/2007
ULTIMATE OMELETTE	Guatemala	067800 05/04/2007
DENNY'S	Haiti		No. 289 Reg - 160 03/26/2008
ALL-AMERICAN SLAM	Honduras	9-Apr-07	106.333 08/29/2008
DENNY'S	Honduras	11476/2002 9/30/02	9.093 05/19/03
DENNY'S and design logo	Honduras	11630/07 4/9/2007	12.719 10/17/2007
FIT FARE	Honduras	11639/07 4/9/2007	10/10/2007 12.699
French Diamond design	Honduras	11629/07 4/9/2007	12.737 10/22/2007
GRAND SLAM	Honduras	9-Apr-07	105.375 06/25/2008
GRAND SLAM SLUGGER	Honduras	11637/07 04/09/2007	103.148 12/26/2007
MOONS OVER MY HAMMY	Honduras	11636/07 4/9/2007	103.128 12/26/2007
SLAM	Honduras	11634/07 04/09/2007
SLAM	Honduras	11635/07 04/09/2007	103.142 12/26/2007
SUPER BIRD	Honduras	11632/07 04/09/2007	103.123 12/26/2007
SUPER SCRAMBLES	Honduras	11641/07 4/9/2007	102.312 10/10/2007
DENNY'S	Hong Kong	301708713 09/06/2010	302181069 03/05/2012
DENNY'S in Chinese Characters	Hong Kong	301709370 09/06/2010	302181078 03/05/2012
Denny's (old registration) in Chinese Characters	Hong Kong		10044
Denny's (old registration) in Chinese Characters	Hong Kong		1981B0862
DENNY'S	India	2008519 8/13/2010
DENNY'S	Indonesia	T002011037978 09/27/2011
DENNY'S and design	Indonesia	T002011037979 09/27/2011
DENNY'S	Indonesia	t02011037989 09/27/2011
DENNY'S and design	Indonesia	T002011037980 09/27/2011
DENNY'S word English and Arabic	Iraq	67560 08/19/2014
DENNY'S word Arabic DENNY'S and design English	Iraq	67546 08/19/2014

DENNY'S and design English and Arabic	Iraq	676548 08/19/2014
DENNY'S and design Arabic only	Iraq	67547 08/19/2014
Denny's	Israel	on hold until 9/14/01	50964 10/02/87
Denny's	Israel	on hold until 9/14/01	50965 10/02/87
Denny's and Device	Italy	F198C001182 10/30/98	832214 01/16/01
Denny's and Device	Italy	32948C/82 02/02/1982	489672 03/09/88
Denny's Stylized	Italy	6-Oct-88	550713 10/16/91
DENNY'S	Jordan	111926 05/02/2010	111926 5/2/2010
DENNY'S and design	Jordan	48843 12/28/2011	122885 02/11/2013
Denny's (word mark)	Korea (South)	78 1990	2776 11/14/80
DENNY'S and design	Korea (South)	41-2010-0022418 09/01/2010	41-0220864 11/9/2011
Denny's and French Diamond Design (green checkerboard)	Korea (South)	94-10053 12/09/94	32941 09/06/96
Denny's with French Diamond (cartoon letters)	Korea (South)	51-2003-866 reclass app 56-2003-8728 06/26/03	20818 07/29/93
GRAND SLAM	Korea (South)	96-53144 12/07/96	407949 07/06/1998
DENNY'S	Kuwait	126483 12/28/2011
DENNY'S and design	Kuwait	126484 12/31/2011
DENNY'S	Lebanon	11043 12/28/2011
DENNY'S in Arabic / Latin Characters	Lebanon	22124 08/06/2014
DENNY'S in Arabic Characters	Lebanon	22125 08/06/2014
DENNY'S and design	Lebanon	11048 12/28/2011
DENNY'S	United Kingdom (Madrid filing)	18-Jun-75	8/31/2010
GRAND SLAM	China / UK Madrid	1/12/4841	1074192 03/24/2011
Denny's and French Diamond Design	Malaysia	94/08482 09/17/94	94/08482 09/26/01
DENNY'S and design	Macau		N/063734 11/12/2012
Denny's	Malaysia	04020457 12/28/2004	04020457 12/28/2004
ALL AMERICAN SLAM	Mexico	221523 01/12/1995	580276 06/30/98
ALL AMERICAN SLAM	Mexico	1/12/221508	5/2/490594
DENNY'S	Mexico	101064 06/11/76	204331 07/13/77
DENNY'S	Mexico	160416 01/30/80	242337 03/13/80
DENNY'S & design	Mexico	675753 09/07/2004	856647 10/26/2004
DENNY'S DINER & design	Mexico	464926	707755 07/27/2001
DENNY'S TIL DAWN	Mexico	221494 01/12/95	498610 07/26/95
FIT FARE	Mexico	225137 02/21/95	488121 04/21/95

FIT FARE	Mexico	221492 01/12/95	487283 04/12/95
French diamond design	Mexico	847883 04/11/2007	988267 June 19, 2007
FRENCH SLAM	Mexico	221496 01/12/95	490589 05/02/95
FRENCH SLAM	Mexico	221498 01/12/95	517044 02/20/96
GRAND SLAM	Mexico		726539 0919/2001
GRAND SLAM	Mexico		726540 09/19/2001
GRAND SLAM BREAKFAST	Mexico	221507 01/12/95	497174 07/14/95
GRAND SLAM BREAKFAST	Mexico	221506 01/12/95	409593 07/14/95
GRAND SLAM SLUGGER	Mexico	847884 04/11/2007	985322 05/23/2007
MOONS OVER MY HAMMY	Mexico	221517 01/12/95	490596 05/02/95
MOONS OVER MY HAMMY	Mexico	221516 01/12/95	497177 07/14/95
SCRAM SLAM	Mexico	221493 01/12/95	497171 07/14/95
SCRAM SLAM	Mexico	221510 01/12/95	490595 05/02/95
SLAM	Mexico	847885 04/11/2007	985323 5/23/2007
SLAM	Mexico	847886 04/11/2007	985324 05/23/2007
SLIM SLAM	Mexico	847887 04/11/2007	985325 05/23/2007
SUPER SLAM	Mexico	221514 01/12/95	497176 07/14/95
SUPER SLAM	Mexico	221515 01/12/95	491992 05/22/95
The SUPER BIRD	Mexico	221500 01/12/95	494073 06/12/95
The SUPER BIRD	Mexico	221499 01/12/95	490590 05/02/95
DENNY'S	Netherlands Antilles	08/05/2003 D-30042	10044 09/30/2003
DENNY'S and design logo	New Zealand	766515 / 04/10/2007	766515 04/10/2017
DENNY'S	New Zealand		B143209 07/19/82
DENNY'S	New Zealand		B143208 07/19/82
DENNY'S	New Zealand
DENNY'S	New Zealand		B92476 01/01/70
DENNY'S	New Zealand		B92477 01/20/77
Denny's (checkerboard background with Kiwi bird)	New Zealand	672625 01/30/03	672625 01/30/03
French Diamond design	New Zealand	766517 / 04/10/2007
GRAND SLAM	New Zealand	766518 / 04/10/2007	766,518 04/10/2007
GRAND SLAM SLUGGER	New Zealand	766519 / 04/10/2007	766,519 04/10/2007
MOONS OVER MY HAMMY	New Zealand	766520 / 04/10/2007	766,520 04/10/2007
SLAM	New Zealand	766522 / 04/10/2007	766,522 04/10/2007
SLIM SLAM	New Zealand	766523 / 04/10/2007	766,523 04/10/2007
SUPER BIRD	New Zealand	766525 / 04/10/2007	766,525 04/10/2007
ALL AMERICAN SLAM	Nicaragua	2007-01542 05/09/2007	0801426LM 06/18/2008
DENNY'S	Nicaragua		567200 11/10/76
DENNY'S	Nicaragua	2007-01543 05/09/2007	0801427LM 06/18/2008
DENNY'S and design (logo)	Nicaragua	2007-01544 05/09/2007	0801428LM 06/18/2008
FIT FARE	Nicaragua	2007-01545 05/09/2007	0801429LM 06/18/2008

French diamond design	Nicaragua	2007-01546 05/09/2007	0801430LM 06/18/2008
GRAND SLAM	Nicaragua	2007-01547 05/09/2007	0801138 LM 05/20/2008
GRAND SLAM SLUGGER	Nicaragua	2007-01548 5/9/2007	0801105LM 05/19/2008
MOONS OVER MY HAMMY	Nicaragua	2007-01549 05/09/2007	0801106LM 05/19/2008
SLAM	Nicaragua	2007-01550 05/09/2007	080079LM 04/16/2008
SLIM SLAM	Nicaragua	2007-01551 05/09/2007
SUPER BIRD	Nicaragua	2007-01552 05/09/2007	0801107LM 05/19/2008
SUPER SCRAMBLES	Nicaragua	2007-01554 05/09/2007	0801109LM 05/19/2008
ULTIMATE OMELETTE	Nicaragua	2007-01555 05/09/2007	0801110LM 05/19/2008
Denny's	Norway	810540 02/23/81	112099 09/23/82
DENNY'S	Oman	87307 4/30/2014
DENNY'S and design	Oman	87308 4/30/2014
DENNY'S and design in Arabic	Oman	87309 4/30/2014
DENNY'S and design English and Arabic	Oman	87310 4/30/2014
Denny's	Panama		1032-02 08/17/76
DENNY'S and design	Panama	194196 10/15/2010	9540 07/18/2011
Denny's	Paraguay	09693 05/27/94	268787 06/14/2004
Denny's	Paraguay	09692 05/27/94	272.708 10/26/04
Denny's and Design	Paraguay	9420250 09/30/94	268787 06/14/2004
DENNY'S	Peru		059814 01/23/2009
DENNY'S and design	Peru		059815 01/23/2009
DENNY'S	the Philippines	42013502580 9/10/13	4-2013-502580 03/13/2014
DENNY'S and design	the Philippines	42013502581 9/10/13
GRAND SLAM	the Philippines	42013503142 10/30/2013
MOONS OVER MY HAMMY	the Philippines	42013503141 10/30/2013
SLAM	the Philippines	42013503143 10/30/2013	4-2013-503143 06/12/2014
SLAMWICH	the Philippines	42013503138 10/30/2013
SUPER BIRD	the Philippines	42013503139 10/30/2013
ULTIMATE OMELETTE	the Philippines	42013503140 10/30/2013
DENNY'S	Qatar	72242 01/01/2012
DENNY'S and design	Qatar	72243 01/01/2012
DENNY'S and design English and Arabic	Qatar	88994 04/05/2014
DENNY'S in Arabic design	Qatar	88995 04/05/2014

DENNY'S	Saudi Arabia	23002 11/17/93	325/20 11/12/94
DENNY'S and design	Saudi Arabia	177990 01/28/2012	1454/76 06/22/2013
GRAND SLAM	Saudi Arabia	177993 01/28/2012	1439/79 05/25/2013
GRAND SLAM	Saudi Arabia	177994 01/12/2012	143302986 03/27/2014
SLAM	Saudi Arabia	177991 01/28/2012	1439/78 05/25/2013
SLAM	Saudi Arabia	177992 01/28/2012
Denny's	Singapore	S/10167/94 11/22/94
Denny's	Singapore	S/2555/97 03/05/97	T97/02555E 03/05/97
Denny's	Singapore	24-Jul-02	T02/11157B 07/24/02
Denny's	Spain	2285170/4 01/24/00	2285170 01/24/2000
Denny's	Spain	02588786/6 03/29/2004	2588786 09/24/2004
Denny's	Spain		2285169
Denny's	Sweden		186206 04/22/83
Denny's	Switzerland	60528/2009 9/24/09	592.014 9/24/2009
Denny's	Taiwan		1631 10/01/78
DENNY'S and design (color)	Taiwan	099043567 09/02/2010	1463436 07/01/2011
Denny's (word mark)	Thailand	459786 07/17/01	SM17054 08/13/02
Denny's and Sunburst Design	Trinidad & Tobago
DENNY'S	Trinidad & Tobago	47322 09/13/2013
DENNY'S and design	Trinidad & Tobago
GRAND SLAM	Trinidad & Tobago
MOONS OVER MY HAMMY	Trinidad & Tobago
SLAM	Trinidad & Tobago	47358 09/19/2013
SLAMWICH	Trinidad & Tobago	47321 09/13/2013
SUPER BIRD	Trinidad & Tobago	47320 9/13/2013

DENNY'S	Turkey	13-Jan-00	2000 00540 01/13/00
DENNY'S and design	Turkey	2014/28011 04/04/2014
DENNY'S	United Arab Emirates	64281 10/12/2004	58106 02/27/2006
DENNY'S and design	United Arab Emirates	168717 02/02/2012
GRAND SLAM	United Arab Emirates	168543 01/30/2012
GRAND SLAM	United Arab Emirates	168544 01/30/2012
LUMBERJACK SLAM	United Arab Emirates	168541 01/30/2012

LUMBERJACK SLAM	United Arab Emirates	168542 01/30/2012
SLAM	United Arab Emirates	168541 01/30/2012
SLAM	United Arab Emirates	168542 01/30/2012
DENNY'S	Uruguay	367.206 11/30/2005
Denny's	Venezuela	5494-08 12/05/08
DENNY'S	Venezuela	49406 12/8/2008
Denny's	Venezuela	01053.83	13783-D 10/19/78
Denny's	Venezuela		136,159 09/23/88

CHAR1\1399107v3

Schedule IV
to Guarantee and
Collateral Agreement

Insurance Requirements
(a)    In furtherance of Section 6.07 of the Credit Agreement, (i) all insurance policies required to be maintained with respect to the assets and properties of the Grantors under Section 6.07 of the Credit Agreement shall be payable to the Administrative Agent as lenders loss payee under a “standard” or “New York” loss payee clause for the benefit of the Secured Parties and (ii) the Administrative Agent, for the benefit of the Secured Parties, shall be named as an additional insured under all liability insurance policies. Without limiting the foregoing, each Grantor will (a) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (b) maintain all such workers’ compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Grantor; business interruption insurance; and product liability insurance.
(b)    Each Grantor shall furnish the Administrative Agent with certificates of insurance (in a form similar to those delivered on the Closing Date) evidencing compliance with the insurance provisions contained in Section 6.07 of the Credit Agreement in respect of each insurance policy existing on the Closing Date or renewed, extended or replaced following the Closing Date.

CHAR1\1399107v3
CHAR1\1399107v3

Exhibit I
to Guarantee and
Collateral Agreement

SUPPLEMENT NO. __ dated as of [_______] (this “Supplement”), to the Second Amended and Restated Guarantee and Collateral Agreement dated as of March 30, 2015 (the “Guarantee and Collateral Agreement”), among Denny’s, Inc., a Florida corporation, (the “Borrower”), Denny’s Corporation, a Delaware corporation (“Parent”), DFO, LLC, a Delaware limited liability company (“DFO”), Denny’s Realty, LLC, a Delaware limited liability company (“Denny’s Realty”), each other Subsidiary Loan Party, and Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined herein).
A.    Reference is made to the Second Amended and Restated Credit Agreement dated as of March 30, 2015 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among (i) the Borrower, (ii) Parent, DFO and Denny’s Realty, as Guarantors, (iii) the Lenders party thereto (the “Lenders”), and (iv) Wells Fargo, as Administrative Agent.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.
C.    The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the L/C Issuer to issue Letters of Credit. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Loan Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the L/C Issuer to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1.    In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, a Grantor and a Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, a Grantor and a Guarantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Loan Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties and their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Loan Party”, a “Grantor” or a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4.    The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Article 9 Collateral of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary and (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
SECTION 5.    Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.
SECTION 6.    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
SECTION 7.    Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability in such jurisdiction of the remaining provisions hereof and of the Guarantee and Collateral Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.    All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.
SECTION 9.    The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.
IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]
By:
Name:
Title:

Legal Name:
Jurisdiction of
Formation:
Location of Chief
Executive Office:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent,
By:
Name:
Title:

CHAR1\1399107v3

Schedule I
to Supplement No.___ to the
Guarantee and
Collateral Agreement

LOCATION OF ARTICLE 9 COLLATERAL

Description	Location

CHAR1\1399107v3

Schedule II to
Supplement No. __
to the Guarantee and
Collateral Agreement
PLEDGED STOCK

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

OTHER PROPERTY

CHAR1\1399107v3

EXHIBIT II
to Guarantee and
Collateral Agreement
[FORM OF] PERFECTION QUESTIONNAIRE

DENNY’S, INC., a Florida corporation (“Denny’s”, the “Borrower”) hereby certifies the following to Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) under that certain second amended and restated credit agreement to be dated on or about March 30, 2015 among the Borrower, Denny’s Corporation, a Delaware corporation (the “Parent”), certain subsidiaries of the Borrower (together with the Parent, collectively, the “Guarantors”; and together with the Borrower, the “Credit Parties”), the lenders from time to time party thereto, and the Administrative Agent (the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto (a) in the most recent draft of the Credit Agreement circulated to the Borrower and (b) the Uniform Commercial Code, as applicable):

A    IDENTIFICATION MATTERS

1.	An organizational chart depicting the interrelationships of all Credit Parties is set forth on Schedule A1 attached hereto.
2.    The information with respect to the Credit Parties contained on Schedule A2 is true and correct.

2.
Set forth on Schedule A3 hereto is a complete and accurate list of all subsidiaries (including foreign subsidiaries) of each Credit Party, together with (a) the jurisdiction of incorporation/formation, (b) the number of shares of each class of capital stock or other equity interests outstanding, (c) the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party and (d) an indication as to whether the shares are certificated.

B    LEGAL MATTERS

1.
During the five (5) year period preceding the Closing Date no Credit Party has been party to any merger, consolidation, stock acquisition or purchase of all or a substantial portion of the assets of any Person, except as set forth on Schedule B1.

C    LOCATIONS

1.
Set forth on Schedule C1 is a list of all real property owned by each Credit Party. Please include the following information for each location: a street address (including county) and an indication of whether the location is the chief executive office of the applicable Credit Party.

2.
Set forth on Schedule C2 is a list of locations (other than those set forth on Schedule C2) where any Credit Party maintains any Inventory or Equipment having a value in excess of $1,000,000. Please include the following information for each location: a street address (including county), an indication of whether the location is the chief executive office of the applicable Credit Party, the approximate value of any Collateral located on such premises, the annual rental value, an indication if such property is leased by the applicable Credit Party (and, if so, the name and address of the owner of the location), or operated by a third party, such as a warehouseman or processor (and, if so, the name and address of such third party).
D    SPECIAL COLLATERAL

1.
All of the financial institutions at which any Credit Party maintains any deposit accounts, investment accounts, securities accounts or similar accounts or other investment property (other than certificated securities and other investment property set forth on Schedule D6), together with the name of account, account number and a description for each such account (including the recent value), are set forth on Schedule D1.

2.	All Letter-of-Credit Rights and Electronic Chattel Paper of any Credit Party having a value in excess of $250,000 are set forth on Schedule D2.

3.	All Instruments, Tangible Chattel Paper and Documents of each Credit Party having a value in excess of $250,000 are set forth on Schedule D3.

4.
All patents, trademarks and copyrights owned by each Credit Party as of the date hereof, all patent licenses, trademark licenses and copyright licenses to which such Credit Party is a party as of the date hereof, and all patent applications, trademark applications, and copyright applications made by each Credit Party as of the date hereof are listed on Schedule D4.

5.	All commercial tort claims of any Credit Party reasonably estimated to exceed $1,000,000 are set forth on Schedule D5.

6.	The issued and outstanding equity interests and any other certificated securities having a value in excess of $250,000 owned by each Credit Party is set forth on Schedule D6.
E    FINANCING MATTERS

1.
Any current creditors of any Credit Party that will be refinanced in connection with the funding of the initial Loans and any letters of credit currently outstanding on behalf of any Credit Party (together with an indication of whether any such letters of credit will be replaced or collateralized on the Closing Date) are as follows:

Credit Party	Creditors to be Refinanced	Letters of Credit / Replaced or Collateralized

F    INSURANCE

1.	A complete and accurate list of all insurance policies currently maintained by the Credit Parties is set forth on Schedule F1 hereto.

I hereby certify on behalf of the Credit Parties and not in my individual capacity that, as of the date hereof, the statements set forth in this Perfection Questionnaire and in the Schedules attached hereto are accurate and complete in all respects.

DENNY’S, INC.,
a Florida corporation

By:
Name:
Title:

SCHEDULE TO
PERFECTION QUESTIONNAIRE
Schedule A1        Organizational Chart
Schedule A2        Identification Matters
Schedule A3        Subsidiaries
Schedule B1        Legal Matters
Schedule C1        Owned Locations
Schedule C2        Other Locations
Schedule D1        Deposit Accounts/Investment Property (other than as set forth on Schedule D6)
Schedule D2        Letter-of-Credit Rights & Electronic Chattel Paper
Schedule D3        Instruments, Tangible Chattel Paper & Documents
Schedule D4        Intellectual Property
Schedule D5        Commercial Tort Claims
Schedule D6        Equity Interests & Certificated Security Interests
Schedule F1        Insurance

Schedule A1
Organizational Chart

[See attached]

Schedule A2
Identification Matters

[TO BE COMPLETED FOR EACH CREDIT PARTY]

Legal Name of Credit Party:
Previous Legal Names with the past five (5) years:
State of Organization:
Type of Organization:
Jurisdictions Qualified to do Business
Address of Chief Executive Office:
Address of Principal Place of Business:
Business Phone Number:
Organizational Identification Number (if any):
Federal Tax Identification Number:
Ownership Information (e.g. publicly held, if private or partnership-identity of owners/partners):

1 Except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect:

Schedule A3

Subsidiaries

Subsidiary	Jurisdiction of Incorp/ Formation	Number of Shares of Capital Stock	Number and Percentage of Outstanding Shares	Shares Certificated?

Schedule B1
Legal Matters

Schedule C1
Locations
All Owned Real Property:

Credit Party	Chief Executive Office (indicate with * in this column)	Address (including county)

Schedule C2
Other
Locations

Credit Party	Chief Executive Office (indicate with * in this column)	Address (including county)	Approximate Value (the value of any collateral on such property and the annual rental value)	Please include the name and address of Landlord (if available)

Schedule D1
Deposit Accounts & Investment Property
(other than Investment Property set forth on Schedule D6)

Credit Party	Financial Institution(s) where Accounts Maintained	Name of Account	ZBA/ Payroll/ Deposit/ Etc.	Account Numbers	Descriptions of Accounts (including the recent value)

Schedule D2
Letter-of-Credit Rights & Electronic Chattel Paper

Letter-of-Credit Rights:

Credit Party	Description

Electronic Chattel Paper:

Credit Party	Description

Schedule D3
Instruments, Tangible Chattel Paper & Documents

Instruments:

Credit Party	Description

Tangible Chattel Paper:

Credit Party	Description

Documents:

Credit Party	Description

Schedule D4
Intellectual Property

Schedule D5
Commercial Tort Claims

Credit Party	Description

CHAR1\1399107v3

Schedule D6
Equity Interests & Certificated Securities

Credit Party:

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership

Credit Party:

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership

CHAR1\1399107v3

Schedule F1
Insurance

CHAR1\1399107v3